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                                                                   EXHIBIT 23(e)

                        [LETTERHEAD OF KIRKLAND & ELLIS]
                                 JULY 11, 2001

Ladies & Gentlemen:

    Kirkland & Ellis hereby consents to the filing of the form of its opinion as
Exhibit 8(b) to the Registration Statement on Form S-4 of Suiza Foods Corporation and to the reference to Kirkland & Ellis under the caption "LEGAL OPINIONS" in the Joint Proxy Statement/Prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          /s/ KIRKLAND & ELLIS
                                          Kirkland & Ellis